    The Universal Institutional Funds, Inc. Emerging Markets Equity Portfolio
                          Item 77(O) 10F-3 Transactions
                         January 1, 2008 - June 30, 2008

                                                               Amount of        % of        % of
               Purchase/            Offering       Total         Shares       Offering     Funds
    Security    Trade     Size of   Price of     Amount of     Purchased      Purchased     Total                        Purchased
   Purchased    Date     Offering    Shares      Offering       By Fund        By Fund     Assets       Brokers           From
------------- ---------- --------   --------  --------------   ----------     ----------  --------   ---------------    ----------

 New World    05/06/08       -       $13.25   $1,099,926,808   64,775          0.07%       0.05%     Morgan Stanley,    Goldman
 Resources                                                                                           Goldman Sachs      Sachs
    BV                                                                                               International,
                                                                                                     JPMorgan
                                                                                                     Cazenove,
                                                                                                     CitiGroup Global
                                                                                                     Markets Limited,
                                                                                                     Barclays
                                                                                                     Capital, Erste
                                                                                                     Bank, Patria
                                                                                                     Finance,
                                                                                                     Unicredit
                                                                                                     markets &
                                                                                                     Investment
                                                                                                     Banking
                                                                                                     (Unicredit CAIB
                                                                                                     UK Ltd. And
                                                                                                     Unicredit CAIB
                                                                                                     Poland S.A.),
                                                                                                     Wood & Company,
                                                                                                     Ceska Sporitelna,